EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in the registration statement Form S-8 (registration No. 333-12844) and the registration statement Form F-3 (registration No. 333-12074) of our report dated April 28, 2002, with respect to the consolidated financial statements of Rada Electronics Industries Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2001.






                                               /s/Luboshitz Kasierer
Tel-Aviv, Israel                               LUBOSHITZ KASIERER
August 29, 2002               An affiliate member of Ernst & Young international